EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


         We hereby consent to the use in the Form SB-2 Registration Statement Amendment No. 1 of The Singing Machine Company, Inc. our report for the years ended March 31, 2000 and 1999, dated June 12, 2000, relating to the consolidated financial statements of The Singing Machine Company, Inc. and subsidiaries which appear in such Form SB-2, and to the reference to our Firm under the heading "Expert" in the prospectus.


                                                 /s/ WEINBERG & COMPANY, P.A.
                                                 Certified Public Accountants


Boca Raton, Florida
April 11, 2001